Exhibit 99.1

Text of qualitative disclosures made on January 14, 2015
via publicly accessible telephone conference call and simultaneous webcast

Statement by Stephen E. Macadam, President and Chief Executive Officer of EnPro Industries, Inc.:

“We did have a good finish to last year. We, like most industrials and certainly those with exposure in Europe, we did see some headwinds due to FX [foreign exchange] because of the Euro weakness, but even in spite of that we feel good about, I am excited to announce, our fourth quarter and second half results as expected.”